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                           ADOBE SYSTEMS INCORPORATED

                                   EXHIBIT 11

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

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


                                              Quarters Ended             Nine Months Ended
                                  --------------------------    --------------------------
                                  September 1      August 26    September 1      August 26
                                         1995           1994           1995           1994
                                  -----------    -----------    -----------    -----------
Net income                        $    29,453    $    18,061    $    97,705    $    54,460
                                  -----------    -----------    -----------    -----------
                                  -----------    -----------    -----------    -----------



Primary shares outstanding:
  Weighted average shares
    outstanding during the
    period                             63,664         59,914         62,707         59,390
  Common stock equivalent
    shares                              3,457          2,652          3,325          2,484
                                  -----------    -----------    -----------    -----------

                                       67,121         62,566         66,032         61,874
                                  -----------    -----------    -----------    -----------
                                  -----------    -----------    -----------    -----------


Fully diluted shares outstanding:
  Weighted average shares
    outstanding during the
    period                             63,664         59,914         62,707         59,390
  Common stock equivalent
    shares                              3,458          2,971          3,486          2,750
                                  -----------    -----------    -----------    -----------

                                       67,122         62,885         66,193         62,140
                                  -----------    -----------    -----------    -----------
                                  -----------    -----------    -----------    -----------



Primary net income per
  common stock and common
  stock equivalent share          $       .44    $      . 29    $      1.48    $       .88
                                  -----------    -----------    -----------    -----------
                                  -----------    -----------    -----------    -----------


Fully diluted net income per
  common stock and common
  stock equivalent share          $       .44    $       .29    $      1.48    $       .88
                                  -----------    -----------    -----------    -----------
                                  -----------    -----------    -----------    -----------
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